EXHIBIT 99.1

PEDEVCO Reports Preliminary Fourth Quarter and Full Year 2025

Results Following Transformational Juniper Merger

Record Preliminary* Q4 and Full Year 2025 Financial Results

Q4 Revenue Rose over 2x to $22.5 – 23.5 Million

Q4 Adj. EBITDA Grew Nearly 3x to $14.5 – 15.5 Million

Q4 Average Daily Production grew ~140% to 5 – 5.5 Mboe/d

Earnings Results and 2026 Financial Outlook to Be Discussed on Wednesday, April 1, 2026, at 11:00 a.m. Eastern time

Houston, TX – March 19, 2026 – PEDEVCO Corp. (“PEDEVCO” or the “Company”) (NYSE American: PED), a domestic energy company engaged in the acquisition and development of strategic, high growth energy projects in the Rocky Mountain region, today announced preliminary financial results for the fourth quarter and full year ended December 31, 2025.

Fourth Quarter and Full Year 2025 Preliminary Financial Results

The following ranges are based on preliminary, unaudited estimates, and the Company expects to report final audited results within these ranges:

	4Q24	4Q25	∆% *	FY24	FY25	∆% *
Average Daily Production (Mboe/d)	2.2	5.0 – 5.5	~141%	1.8	2.4 – 2.5	~34%
GAAP Total Revenues ($M)	10.6	22.5 – 23.5	~117%	39.6	45.0 – 46.0	~15%
Adjusted EBITDA ($M) **	5.1	14.5 – 15.5	~196%	22.9	26.5 – 27.5	~18%

*The percentages shown represent the year-over-year change calculated using the midpoint of the estimated ranges.

**Non-GAAP measure.

J. Douglas Schick, President and Chief Executive Officer of PEDEVCO, stated, “2025 was a transformational year for PEDEVCO as we executed our development program and closed the Juniper merger in the fourth quarter, significantly expanding our Rockies footprint, production base and earnings power. Our fourth quarter results began to reflect the new scale of the business, with revenue more than doubling to approximately $23 million and Adjusted EBITDA nearly tripling to approximately $15 million. Importantly, these results reflect only a partial quarter of contribution from the acquired assets following the October 31 closing, demonstrating the significant earnings capacity of the combined platform going forward.

“Alongside the merger, our 2025 development program materially expanded our production base, adding approximately 1,800 barrels per day of incremental production — a 123% increase compared to our standalone production prior to the Juniper transaction. With many of these wells coming online late in the fourth quarter and into early 2026, PEDEVCO is entering the year with meaningfully higher production levels and a deep inventory of development opportunities.

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“As we look ahead, we believe the work completed in 2025 has positioned PEDEVCO for a step-change in financial performance. With higher production levels and the realization of meaningful post-merger operational synergies, we expect the Company’s earnings power to increase substantially in 2026.”

*The financial information in this press release is preliminary, unaudited, based on currently available information, and subject to adjustment in the final financial statements to be filed with the Company’s Annual Report on Form 10-K for the twelve months ended December 31, 2025.

Earnings Conference Call

PEDEVCO management will host a conference call on Wednesday, April 1, 2026, at 11:00 a.m. Eastern time to discuss its financial results for the fourth quarter and full year ended December 31, 2025, followed by a question-and-answer period. The conference call details are as follows:

Date: Wednesday, April 1, 2026

Time: 11:00 a.m. Eastern time

Dial-in registration link: here

Live webcast registration link: here

The conference call will also be available for replay in the Events section of the Company’s website, along with the transcript, at https://www.pedevco.com/investors.

If you have any difficulty registering for or connecting to the conference call, please contact Elevate IR at PED@elevate-ir.com.

About PEDEVCO Corp.

PEDEVCO Corp. (NYSE American: PED) is a publicly traded energy company engaged in the acquisition and development of strategic, high growth energy projects in the United States. The Company’s principal assets are its Rockies Assets located in the D-J Basin of Wyoming and Northern Colorado and the Powder River Basin in Wyoming. The Company also holds assets in the Permian Basin located in eastern New Mexico. PEDEVCO is headquartered in Houston, Texas. More information about PEDEVCO can be found at www.pedevco.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of PEDEVCO's future expectations, plans and prospects, within the meaning of the federal securities laws, including the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions are intended to identify forward-looking statements within the meaning of the Act and such laws, and are subject to the safe harbor created by the Act and applicable laws. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of PEDEVCO and its subsidiaries to be materially different than those expressed or implied in such statements. The forward-looking statements include statements regarding the anticipated effects of the proposed Reverse Stock Split, the Company’s capital structure, per-share trading price, capital markets profile, per-share metrics, and ability to attract institutional investors, and others that are included from time to time in filings made by PEDEVCO with the Securities and Exchange Commission, including, but not limited to, in the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections of its Form 10-Ks and Form 10-Qs and in the Information Statement. These reports and filings are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on PEDEVCO's future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

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Preliminary Financial and Operating Results

The financial information in this press release is preliminary, unaudited, based on currently available information, and subject to adjustment in the final financial statements to be filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2025. The preliminary results set forth above reflect preliminary, unaudited estimates based solely on currently available information, which is subject to change. Such preliminary results are subject to the finalization of year-end financial and accounting procedures. While carrying out such procedures, PEDEVCO may identify items that would require it to make adjustments to the preliminary estimates of financial results set forth herein. As a result, PEDEVCO's actual financial results could differ from the information set forth herein and such differences could be material. Moreover, preliminary and estimated financial results should not be viewed as a substitute for PEDEVCO's full annual financial statements for the year ended December 31, 2025, which will be prepared in accordance with U.S. GAAP.

Non-GAAP Financial Measures

We have included Adjusted EBITDA in this Report as a supplement to generally accepted accounting principles in the United States of America (“GAAP”) measures of performance to provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations. “Adjusted EBITDA” represents EBITDA, less share-based compensation, loss on sale of oil and gas properties, net, and gain on sale of fixed assets. Adjusted EBITDA excludes certain items that we believe affect the comparability of operating results and can exclude items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA is also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reflect cash expenditures, future requirements for capital expenditures, or contractual commitments; EBITDA and Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; and Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments. For example, although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements. Additionally, other companies in our industry may calculate Adjusted EBITDA differently than PEDEVCO Corp. does, limiting its usefulness as a comparative measure. You should not consider Adjusted EBITDA in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. The Company’s presentation of this measure should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of this non-GAAP measure to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view this non-GAAP measure in conjunction with the most directly comparable GAAP financial measure.

Media Contact:

PEDEVCO Corp.

(713) 221-1768

PR@pedevco.com

Investor Relations Contact:

Sean Mansouri, CFA or Laurent Weil

Elevate IR

(720) 330-2829

PED@elevate-ir.com

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